EXHIBIT 2.2

                          PLAN AND AGREEMENT OF MERGER
                                     BETWEEN
                    MED-X SYSTEMS, INC. (A TEXAS CORPORATION)
                                       AND
                   MED-X SYSTEMS, INC. (A NEVADA CORPORATION)


     MED-X SYSTEMS, INC., a Texas corporation with its principal office and place of business located at 1907 Tarpley Ct., Katy, Texas 77493 ("Med-X Texas), and MED-X SYSTEMS, INC., a Nevada corporation with its principal office and place of business located at 1907 Tarpley Ct., Katy, Texas 77493 ("Med-X
Nevada"),  hereby  agree  as  follows:

     1.     Plan  Adopted.  A  plan  of merger merging Med-X Texas with and into
            -------------
Med-X Nevada (this "Plan of Merger"), pursuant to the provisions of Chapter 92A of the Nevada Revised Statutes (the "NRS"), Article 5.01 of the Texas Business Corporation Act (the "TBCA"), and Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended, is adopted as follows:

     (a) Med-X Texas shall be merged with and into Med-X Nevada, to exist and be governed by the laws of the State of Nevada.

     (b) Med-X Nevada shall be the Surviving Corporation and its name shall remain Med-X Systems, Inc. (the "Surviving Corporation").

     (c) When this Plan of Merger shall become effective, the separate existence of Med-X Texas shall cease and the Surviving Corporation shall succeed, without other transfer, to all the rights and properties of Med-X Texas and shall be subject to all the debts and liabilities of such corporation in the same manner as if the Surviving Corporation had itself incurred them. All rights of creditors and all liens upon the property of each constituent entity shall be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the merger (the "Merger").

     (d) The Surviving Corporation will be responsible for the payment of all fees and franchise taxes of the constituent entities payable to the State of Nevada and the State of Texas, if any.

     (e) The Surviving Corporation will carry on business with the assets of Med-X Texas, as well as with the assets of Med-X Nevada.

     (f) The Surviving Corporation will be responsible for the payment of the fair value of shares, if any, required under Article 5.12 of the TBCA or Chapter 92A of the NRS.

     (g) The shareholders of Med-X Texas will surrender all of their shares in the manner hereinafter set forth.

     (h) In exchange for the shares of Med-X Texas surrendered by its shareholders, the Surviving Corporation will issue and transfer to such shareholders on the basis hereinafter set forth, shares of its common stock.

     (i) The stockholders of Med-X Nevada will surrender their shares of the Surviving Corporation for cancellation.

     2.     Effective  Date.  The  effective  date of the Merger (the "Effective
            ---------------
Date") shall be the date of the filing of Articles of Merger for Med-X Texas and Med-X Nevada in the States of Texas and Nevada, respectively.

     3.     Submission  to  Shareholders  and Stockholders.  This Plan of Merger
            ----------------------------------------------
shall be submitted for approval separately to the shareholders of Med-X Texas and to the stockholders of Med-X Nevada in the manner provided by the laws of the State of Texas and the State of Nevada.

     4.     Manner  of  Exchange.  On  the  Effective  Date  of  the Merger, the
            --------------------
shareholders of Med-X Texas shall surrender their stock certificates to Med-X Nevada in exchange for shares of the Surviving Corporation to which they are entitled.

     5.     Basis  of  Exchange.  The  holders of shares of the common stock, no
            -------------------
par value per share, of Med-X Texas shall be entitled to receive one share of the common stock of the Surviving Corporation, par value $0.001 per share, for each share of Med-X Texas common stock surrendered.

     6.     Shares  of  the  Surviving  Corporation.  The  presently outstanding
            ---------------------------------------
1,000 shares of the common stock of Med-X Nevada shall be canceled following the Merger.

     7.     Directors  and  Officers.
            ------------------------

     (a) The present Board of Directors of Med-X Nevada shall continue to serve as the Board of Directors of the Surviving Corporation until the next annual meeting or until such time as their successors have been elected and qualified.

     (b) If a vacancy shall exist on the Board of Directors of the Surviving Corporation on the Effective Date of the Merger, such vacancy may be filled by the Board of Directors as provided in the Bylaws of the Surviving Corporation.

     (c) All persons who, on the Effective Date of the Merger, are executive or administrative officers of Med-X Nevada shall remain as officers of the Surviving Corporation until the Board of Directors of the Surviving Corporation shall otherwise determine. The Board of Directors of the Surviving Corporation may elect or appoint such additional officers as it may deem necessary or appropriate.

     8.     Articles  of  Incorporation.  The Articles of Incorporation of Med-X
            ---------------------------
Nevada  existing  on  the  Effective  Date  of  the  Merger, a copy of which are attached  hereto  as  Exhibit  A and incorporated herein for all purposes, shall
                      ----------
continue in full force as the Articles of Incorporation of the Surviving Corporation until altered, amended, or repealed as provided therein or as provided by law.

     9.     Bylaws.  The  Bylaws  of Med-X Nevada existing on the Effective Date
            ------
of the Merger, a copy of which are attached hereto as Exhibit B and incorporated
                                                      ---------
herein for all purposes, shall continue in full force as the Bylaws of the Surviving Corporation until altered, amended, or repealed as provided therein or as provided by law.

     10.     Copies  of the Plan of Merger.  A copy of this Plan of Merger is on
             -----------------------------
file at 1907 Tarpley Ct., Katy, Texas 77493, which is the principal office of both of the constituent entities. A copy of this Plan of Merger will be furnished to any shareholder of Med-X Texas or stockholder of Med-X Nevada, on written request and without cost.

     11.     Legal  Construction.  In  case  any  one  or more of the provisions
             -------------------
contained in this Plan of Merger shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof, and this Plan of Merger shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

     12.     Benefit.  All the terms and provisions of this Plan of Merger shall
             -------
be binding upon and inure to the benefit of and be enforceable by the parties hereto, and their successors and permitted assigns.

     13.     Law Governing.  This Plan of Merger shall be construed and governed
             -------------
by the laws of the State of Texas and the State of Nevada, as applicable, and all obligations hereunder shall be deemed performable in Harris County, Texas.

     14.     Perfection  of  Title.  The  parties hereto shall do all other acts
             ---------------------
and things that may be reasonably necessary or proper, fully or more fully, to evidence, complete or perfect this Plan of Merger, and to carry out the intent of this Plan of Merger.

     15.     Cumulative Rights.  The rights and remedies of any party under this
             -----------------
Plan of Merger and the instruments executed or to be executed in connection herewith, or any of them, shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

     16.     Waiver.  No  course  of  dealing on the part of any party hereto or
             ------
its agents, nor any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Plan of Merger or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder.

     17.     Construction.  Whenever  used  herein,  the  singular  number shall
             ------------
include the plural, the plural number shall include the singular, and the masculine gender shall include the feminine.

     18.     Multiple  Counterparts.  This Plan of Merger may be executed in one
             ----------------------
or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Plan of Merger on May 6, 2002.

                                       MED-X SYSTEMS, INC., a Texas corporation

                                       By    /S/  LOUIS  G. MEHR
                                             Louis G. Mehr, President


                                       MED-X SYSTEMS, INC., a Nevada corporation

                                       By    /S/  LOUIS  G.  MEHR
                                             Louis  G.  Mehr,  President


Attachments:
-----------
Exhibit A - Articles of Incorporation of Med-X Systems, Inc. (Nevada) Exhibit B - Bylaws of Med-X Systems, Inc. (Nevada)

                                    EXHIBIT A
                          ARTICLES OF INCORPORATION OF
                              MED-X SYSTEMS, INC.,
                              A NEVADA CORPORATION

                                    EXHIBIT B
                                    BYLAWS OF
                              MED-X SYSTEMS, INC.,
                              A NEVADA CORPORATION